Exhibit 99.1

January 2, 2014
Liberty Media Corporation to Present at the Citi Internet, Media and Telecommunications Conference
ENGLEWOOD, Colo.--(BUSINESS WIRE)-- Liberty Media Corporation (Nasdaq: LMCA, LMCB) announced that Greg Maffei, President and CEO of Liberty Media Corporation, will be presenting at the Citi Internet, Media and Telecommunications Conference, on Tuesday, January 7th at 4:30 p.m., Pacific Time at the Bellagio Hotel, NV. During his presentation, Mr. Maffei may make observations regarding the company's financial performance and outlook.
The presentation will be broadcast live via the Internet. All interested persons should visit the Liberty Media Corporation website at http://www.libertymedia.com/events to register for the web cast. An archive of the webcast will also be available on this website for 30 days.
About Liberty Media Corporation
Liberty Media Corporation owns interests in a broad range of media, communications and entertainment businesses, including its subsidiaries SiriusXM, Atlanta National League Baseball Club, Inc. and TruePosition, Inc., its interests in Charter Communications, Live Nation Entertainment and Barnes & Noble, and minority equity investments in Time Warner Inc., Time Warner Cable, and Viacom.

Liberty Media Corporation
Courtnee Ulrich, 720-875-5420
Source: Liberty Media Corporation